For Immediate Release                                                      Media Contact:      Robert Dobkin       (202) 872-2680
July 25, 2002                                                                    Investor Relations:   Ernie Bourscheid  (202) 872-2797

                            Pepco Reports Second-Quarter Earnings
                                      Conference Call Scheduled
                                        Dividend on Preferred Stock Declared

          Potomac Electric Power Company (NYSE: POM) today reported consolidated second-quarter earnings for the period ended June 30, 2002 of $45.7 million, or 43 cents per share, on operating revenues of $593.8 million. These results, which are in line with management's expectations, compare with consolidated earnings of $48.2 million, or 45 cents per share, on operating revenues of $622.5 million in the same period a year ago.

          Per-share earnings for the 2002 second quarter include 36 cents from utility operations and 7 cents per share from the utility's wholly owned subsidiary, POM Holdings, Inc. For the same quarter last year, Pepco earned 42 cents per share from utility operations and 3 cents per-share from POM
Holdings. Potomac Capital Investment Corporation (PCI) and Pepco Energy Services (PES) are
wholly owned subsidiaries of POM Holdings. The decrease in utility second quarter per-share earnings was due primarily to increased customer migration to alternative energy suppliers.

          Consolidated earnings for the six-month period ended June 30, 2002 were $69 million, or 64 cents per share, on consolidated operating revenues of $1.1 billion, compared to consolidated earnings of $111.9 million, or $1.02 per share, on consolidated operating revenues of $1.2 billion in the same period last year. The six-month earnings in 2001 included a one-time, after-tax gain of $22.4 million, or 21 cents per share, primarily as a result of the sale of the company's interest in a Pennsylvania generating plant. With normalized sales, utility year-to-date 2002 earnings per share would have been approximately 6 cents higher.

Preferred Dividend Declared

          Dividends on preferred stock were declared payable Sept. 1, 2002, to shareholders of record on
Aug. 5, 2002. A special dividend of $.00271739 per day per share of common stock for the period from July 1, 2002, through and including the day preceding the effective time of the merger had been previously declared in connection with Pepco's planned merger with Conectiv, a Wilmington, Del.-

                                                                     (more)

based utility serving customers in parts of Delaware, Maryland, New Jersey and Virginia. The
$.00271739 per day rate applied to the entire quarter equals 25-cents per share. The special dividend is payable only if the merger occurs during the third quarter to shareholders of record at the close of business on the day preceding the effective time of the merger. This special dividend will be paid within 10 business days after the merger is consummated.

Conference Call for Investors

          Pepco will host a conference call to discuss second-quarter results on Friday, Aug. 2, 2002 at
9 a.m. EDT. Individual investors, members of the news media and other interested parties may access the conference call "live" on the Internet at http://www.pepco.com/ or by telephone at (212) 346-0205.
A taped replay of the conference call will be available at 11 a.m. EDT and will remain available through 11 a.m. on Aug. 9, 2002. To hear it, call (800) 633-8284 or (402) 977-9140 and enter access code 20767088. An audio archive also will be available on Pepco's Web site.

          About Pepco: Pepco is an investor-owned utility that delivers electricity in Washington, D.C., and the Maryland suburbs to more than 700,000 customers. Through its family of subsidiaries, Pepco also operates in the mid-Atlantic region in the competitive arenas of diversified energy products and services and telecommunications.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements.
Pepco disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of Pepco.

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Note: Year to date per share amounts contained in the attached Earnings Per Share Detail are not the cumulative earnings per share totals of all quarterly amounts due to the impact on earnings per share from the number of shares outstanding for the year to date period.

                      Attachments Containing Earnings Per Share Detail, Consolidated Quarterly
                    and Six Months Ended Results, and Selected Financial Information Follow

EARNINGS PER SHARE DETAIL

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Basic and Diluted Earnings Per Share

Utility Operations
Recurring Utility Operations	$ .36	$ .42	$ .51	$ .78
Gain on Divestiture of Generation Assets	-	-	-	.21
Total Utility Operations	.36	.42	.51	.99

POM Holdings Operations
PCI	.04	.02	.12	-
PES	.03	.01	.01	.03

Total POM Holdings Operations	.07	.03	.13	.03

Pepco Consolidated Earnings	$ .43	$ .45	$ .64	$1.02

Average Common Shares Outstanding
Basic	107,126,000	108,345,000	107,131,000	109,416,000
Diluted	107,126,000	108,345,000	107,131,000	109,982,000

CONSOLIDATED QUARTERLY RESULTS

         Pepco today reported consolidated earnings for the three months ended June 30, 2002, of 43 cents per share. This amount is comprised of 36 cents from utility operations and 7 cents from POM
Holdings, Inc. For the corresponding quarter in 2001, consolidated earnings were 45 cents, which included 42 cents from utility operations and a contribution of 3 cents from POM Holdings.

Utility Results

          The utility earned 36 cents per share for the second quarter of 2002 compared to 42 cents during the 2001 period. The decrease resulted from the following:

•	A decrease in Standard Offer Service (SOS) of approximately 7 cents per share consisting of an increase in customer migration of 6 cents per share and lower SOS income of 1-cent per share.
•	The above decrease was partially offset by a 1-cent increase per share due to lower operations and maintenance and depreciation expenses.

POM Holdings Quarterly Results

        POM Holdings contributed 7 cents per share for the quarter ended June 30, 2002, which consisted of 4 cents from PCI and 3 cents from PES. For the corresponding prior year quarter, POM Holdings contributed 3 cents, which was derived by 2 cents from PCI and a 1-cent contribution from PES.

PCI and PES Quarterly Results

          PCI earned 4 cents during the 2002 second quarter compared to 2 cents during the corresponding quarter last year. This increase over the prior period is due to improved results from its telecommunication joint venture, Starpower Communications.

          PES earned 3 cents per share during the 2002 second quarter compared to earnings of 1-cent during the corresponding quarter last year. The increase in PES' earnings results primarily from growth in the customer base of PES' retail commodity businesses.

CONSOLIDATED SIX MONTHS ENDED RESULTS

          Consolidated earnings for the six months ended June 30, 2002 were 64 cents per share. This amount is comprised of 51 cents from utility operations and 13 cents from POM Holdings. For the corresponding period in 2001, excluding the impact of 21 cents per share from the previously reported gain on the company's sale of its interest in a Pennsylvania generating plant, consolidated earnings were 81 cents, which included 78 cents from utility operations and a 3-cent contribution from POM
Holdings.

Utility Results

          The utility earned 51 cents per share for the six month period ended June 30, 2002 compared to 78 cents (excluding the 21-cent divestiture gain) during the corresponding 2001 period. The decrease resulted from the following:

•	A decrease in SOS of approximately 14 cents per share consisting of an increase in customer migration of 9 cents per share and lower SOS income of 5 cents per share.
•

A decrease of approximately 6 cents primarily attributable to lower revenue and delivered kilowatt-hour sales due to milder weather. Heating degree days were 13% below normal during the period and, in addition, measures of temperature below 35 degrees Fahrenheit were 40% below the same period last year. With normalized sales, utility earnings per share for the six month 2002 period would have been approximately 6 cents higher.

•

A decrease of approximately 5 cents primarily due to lower investment earnings on the company's divestiture proceeds. These proceeds, which were invested during a portion of the six month period last year, were subsequently used during 2001 and into 2002 to pay income taxes associated with the divestitures, to reduce long-term debt, to buy back common stock, and to satisfy divestiture customer gainsharing commitments. The earnings per share decrease was partially offset by reduced capital costs resulting from the stock buyback program and retirement of long-term debt.

•	A decrease of approximately 2 cents resulting primarily from higher Maryland property taxes.

POM Holdings Six Months Ended Results

          POM Holdings contributed 13 cents per share for the six months ended June 30, 2002, which consisted of 12 cents from PCI and a 1-cent contribution from PES. For the corresponding prior year period, POM Holdings contributed 3 cents, which was derived solely from PES.

PCI and PES Six Months Ended Results

          PCI earned 12 cents during the 2002 six month period compared to no earnings contribution during the corresponding period last year. This increase over the prior period primarily resulted from new energy-related lease and real estate investments and improved results from its telecommunication joint venture, Starpower Communications.

          PES earned 1-cent per share during the 2002 six month period compared to earnings of 3 cents during the corresponding period last year. The decrease in PES' earnings results primarily due to the effect of milder weather and lower wholesale revenues related to its Potomac Power Resources operations.

About Pepco

          Pepco's principal business lines consist of: (1) the provision of regulated electric utility transmission and distribution services in the Washington, D.C. metropolitan area, (2) the management of a diversified financial investments portfolio, and (3) the supply of non-regulated energy products and services in competitive retail markets.

          Pepco's competitive non-regulated businesses are provided through its wholly owned subsidiary
POM Holdings, which is the parent company for two wholly owned subsidiaries, PCI and PES.
Additionally, the company has a wholly owned Delaware statutory business trust (Potomac Electric
Power Company Trust I) and a Delaware Investment Holding Company (Edison Capital Reserves
Corporation), which is wholly owned.

Merger Update

          Yesterday, Pepco and Conectiv (NYSE: CIV; CIVA) announced that all approvals have been received and that the closing date of the merger of the two companies is scheduled for August 1, 2002.
In the merger, Pepco and Conectiv each will become a subsidiary of Pepco Holdings, Inc., a newly formed public utility holding company. The announcement followed approval of the merger by the
Securities and Exchange Commission.

                                               Selected Financial Information Follows

Selected Financial Information Unaudited Consolidated Statements of Earnings
	Three Months Ended June 30, 2002
	Utility	PCI	PES	Eliminations (A)	Pepco Consolidated
	(Millions of Dollars)
Operating Revenue	$390.8	$22.1	$183.5	$(2.6)	$593.8
Operating Expenses	306.5	11.4	179.1	(2.6)	494.4
Operating Income	84.3	10.7	4.4	-	99.4
Other (Expense) Income, net	(18.0)	(7.4)	.4	-	(25.0)(B)
Distributions on Preferred Securities of Subsidiary Trust	2.3	-	-	-	2.3
Income Tax Expense (Benefit)	24.5	(1.1)	1.7	-	25.1
Net Income	39.5	4.4	3.1	-	47.0
Dividends on Preferred Stock	1.3	-	-	-	1.3
Earnings Available for Common Stock	$ 38.2	$ 4.4	$ 3.1	$ -	$ 45.7
	Three Months Ended June 30, 2001
	Utility	PCI	PES	Eliminations	Pepco Consolidated
	(Millions of Dollars)
Operating Revenue	$468.0	$20.7	$133.8	$ -	$622.5
Operating Expenses	369.8	20.3	132.9	-	523.0
Operating Income	98.2	.4	.9	-	99.5
Other (Expense) Income, net	(17.2)	(12.6)	1.4	-	(28.4) (B)
Distributions on Preferred Securities of Subsidiary Trust	2.3	-	-	-	2.3
Income Tax Expense (Benefit)	31.9	(13.5)	.9	-	19.3
Net Income	46.8	1.3	1.4	-	49.5
Dividends on Preferred Stock	1.3	-	-	-	1.3
Earnings Available for Common Stock	$ 45.5	$ 1.3	$ 1.4	$ -	$ 48.2

(A)     Represents the elimination of rent paid to PCI for Pepco's lease of office space in PCI's 10-story commercial office building. The lease commenced in June 2001.
(B)     Includes "Loss from Equity Investments" of $.9 million in 2002 and $4.2 million in 2001.

Selected Financial Information Unaudited Consolidated Statements of Earnings
	Six Months Ended June 30, 2002
	Utility	PCI	PES	Eliminations (A)	Pepco Consolidated
	(Millions of Dollars)
Operating Revenue	$706.9	$50.6	$340.3	$(5.2)	$1,092.6
Operating Expenses	573.1	23.2	339.7	(5.2)	930.8
Operating Income	133.8	27.4	.6	-	161.8
Other (Expense) Income, net	(34.5)	(15.9)	.9	-	(49.5)(B)
Distributions on Preferred Securities of Subsidiary Trust	4.6	-	-	-	4.6
Income Tax Expense (Benefit)	37.2	(1.5)	.5	-	36.2
Net Income	57.5	13.0	1.0	-	71.5
Dividends on Preferred Stock	2.5	-	-	-	2.5
Earnings Available for Common Stock	$ 55.0	$ 13.0	$ 1.0	$ -	$ 69.0
	Six Months Ended June 30, 2001
	Utility	PCI	PES	Eliminations	Pepco Consolidated
	(Millions of Dollars)
Operating Revenue	$914.9 (C)	$49.6	$269.0	$ -	$1,233.5(C)
Operating Expenses	688.9	40.8	263.4	-	993.1
Operating Income	226.0	8.8	5.6	-	240.4
Other (Expense) Income, net	(23.3)	(25.7)	1.5	-	(47.5)(B)
Distributions on Preferred Securities of Subsidiary Trust	4.6	-	-	-	4.6
Income Tax Expense (Benefit)	87.5	(16.7)	3.1	-	73.9
Net Income (Loss)	110.6	(.2)	4.0	-	114.4
Dividends on Preferred Stock	2.5	-	-	-	2.5
Earnings (Loss) Available for Common Stock	$108.1 (D)	$ (.2)	$ 4.0	$ -	$ 111.9(D)

(A)    Represents the elimination of rent paid to PCI for Pepco's lease of office space in PCI's 10-story commercial office building. The lease commenced in June 2001.
(B)    Includes "Loss from Equity Investments" of $1.2 million in 2002 and $10.5 million in 2001.
(C)    Includes pre-tax gain of $50.2 million from the divestiture of Conemaugh.
(D)    Includes after-tax gain of $22.4 million from the divestiture of Conemaugh.

Consolidated Balance Sheets (Unaudited at June 30, 2002)
	June 30, 2002	December 31, 2001
	(Millions of Dollars)
ASSETS
Total Current Assets	$1,177.3	$1,139.9
Total Investments and Other Assets	1,531.2	1,392.6
Net Property, Plant and Equipment	2,785.7	2,753.4
Total Assets	$5,494.2	$5,285.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Total Current Liabilities	$1,046.3	$ 965.4
Total Deferred Credits	736.2	565.1
Long-Term Debt and Capital Lease Obligation	1,666.5	1,722.4
Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust which holds Solely Parent Junior Subordinated Debentures	125.0	125.0
Total Preferred Stock	84.8	84.8
Total Shareholders' Equity	1,835.4	1,823.2
Total Liabilities and Shareholders' Equity	$5,494.2	$5,285.9